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Exhibit 23.1

CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-11465, 333-97261, and 333-144632) on Form S-8 of Steinway Musical Instruments, Inc. of our reports dated March 10, 2010, with respect to the consolidated financial statements of Steinway Musical Instruments, Inc. and the effectiveness of its internal control over financial reporting, included in this Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ UHY LLP

Boston, Massachusetts
March 10, 2010

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  Exhibit 23.1
CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM